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                          AGREEMENT AND PLAN OF MERGER

                                       OF

                                   CANDU, INC.

                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                                  ORBITZ, INC.

                            (A DELAWARE CORPORATION)



         THIS AGREEMENT AND PLAN OF MERGER, dated as of April 10, 2002 (the "Agreement") is entered into by and between CANDU, Inc., a Delaware corporation ("CANDU"), and Orbitz, Inc., a Delaware corporation ("Orbitz").

                                    RECITALS

         WHEREAS, as of the date hereof, the authorized capital stock of CANDU consists of 32,000 shares of common stock, par value $0.001 per share (the "CANDU Common Stock"), and 8,000 shares of preferred stock, par value $0.001 per share (the "CANDU Preferred Stock");

         WHEREAS, as of the date hereof, the CANDU Common Stock consists of the following three classes (i) 1,000 shares of Class A common stock, par value $0.001 per share (the "CANDU Class A Common Stock"); (ii) 30,000 shares of Class B common stock, par value $0.001 per share (the "CANDU Class B Common Stock"); and (iii) 1,000 shares of Class C common stock, par value $0.001 per share (the "CANDU Class C Common Stock");

         WHEREAS, as of the date hereof, the CANDU Class B Common Stock consists of the following five series (i) 6,000 shares of Series B-AA common stock, par value $0.001 per share (the "CANDU Series B-AA Common Stock"); (ii) 6,000 shares of Series B-CO common stock, par value $0.001 per share (the "CANDU Series B-CO Common Stock"); (iii) 6,000 shares of Series B-DL common stock, par value $0.001 per share (the "CANDU Series B-DL Common Stock"); (iv) 6,000 shares of Series B-NW common stock, par value $0.001 per share (the "CANDU Series B-NW Common Stock"); and (v) 6,000 shares of Series B-UA common stock, par value $0.001 per share (the "CANDU Series B-UA Common Stock");

         WHEREAS, as of the date hereof, there are (i) 5,361.509 shares of CANDU Series B-AA Common Stock issued and outstanding; (ii) 2,826.257 shares of CANDU Series B-CO Common Stock issued and outstanding; (iii) 3,750.155 shares of CANDU Series B-DL Common Stock issued and outstanding; (iv) 3,190.936 shares of CANDU Series B-NW Common Stock issued and outstanding; and (v) 5,361.509 shares of CANDU Series B-UA Common Stock issued and outstanding;

         WHEREAS, as of the date hereof, CANDU has adopted the CANDU, Inc. 2002 Stock Plan (the "2002 Plan");

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         WHEREAS, as of the date hereof, the authorized capital stock of Orbitz consists of 22,082,059 shares of common stock, par value $0.001 per share (the "Orbitz Common Stock"), and 22,059 shares of preferred stock, par value $0.001 per share (the "Orbitz Preferred Stock");

         WHEREAS, as of the date hereof, the Orbitz Preferred Stock consists of Series A Preferred Stock (the "Orbitz Series A Preferred Stock), of which 22,059 shares are issued and outstanding;

         WHEREAS, as of the date hereof, there are 426,997 shares of Orbitz Common Stock issued and outstanding;

         WHEREAS, as of the date hereof, Orbitz has adopted the Orbitz, Inc. 2000 Stock Plan (the "2000 Plan");

         WHEREAS, the respective Boards of Directors of CANDU and Orbitz deem it advisable and in the best interests of CANDU and Orbitz, respectively, and their respective stockholders, to merge (such transaction, the "Merger") CANDU with and into Orbitz pursuant to the provisions of Section 251 of the Delaware General Corporation Law ("DGCL"), and upon the terms and conditions hereinafter set forth; and

         WHEREAS, each of CANDU and Orbitz intends that (i) the Merger constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) this Agreement constitute a "plan of reorganization" within the meaning of Sections 368 and 354 of the Code and (iii) each of CANDU and Orbitz constitute a "party to the reorganization" within the meaning of Section 368(b) of the Code.

         NOW, THEREFORE, in consideration of the promises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, CANDU and Orbitz hereby agree as follows:

                                    AGREEMENT

         1. THE MERGER. In accordance with Section 251 of the DGCL and subject to and upon the terms and conditions of this Agreement, CANDU shall, at the Effective Time, as defined below, be merged with and into Orbitz, the separate corporate existence of CANDU shall cease and Orbitz shall continue as the surviving and successor corporation. Orbitz as the surviving and successor corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL.

         2. EFFECTIVE TIME. The Merger shall become effective upon the filing of a Certificate of Merger relating hereto with the Secretary of State of the State of Delaware or such later time as set forth in such Certificate of Merger (such time referred to herein as the "Effective Time").

         3. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Orbitz, as in effect immediately prior to the Effective Time, shall be amended in the Merger to read in its

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entirety as set forth on EXHIBIT A hereto and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         4. BYLAWS. The Bylaws of Orbitz, as in effect immediately prior to the Effective Time, shall be amended in the Merger to read in its entirety as set forth on EXHIBIT B hereto and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         5. DIRECTORS. The directors of Orbitz immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and the Bylaws of the Surviving Corporation or as otherwise provided by law.

         6. OFFICERS. The officers of Orbitz immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and the Bylaws of the Surviving Corporation or as otherwise provided by law.

         7. ADDITIONAL ACTIONS. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and to comply with the requirements of Section 251 of the DGCL. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of CANDU or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of CANDU and Orbitz, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of CANDU and Orbitz or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         8. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Orbitz or CANDU:

         A. CANDU SERIES B-AA COMMON STOCK. Each share of CANDU Series B-AA Common Stock which is issued and outstanding at the Effective Time shall be converted into the right to receive one validly issued, fully paid and non-assessable share of Series B-AA Common Stock, par value $0.001 per share, of the Surviving Corporation.

         B. CANDU SERIES B-CO COMMON STOCK. Each share of CANDU Series B-CO Common Stock which is issued and outstanding at the Effective Time shall be converted into

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the right to receive one validly issued, fully paid and non-assessable share of
Series B-CO Common Stock, par value $0.001 per share, of the Surviving Corporation.

         C. CANDU SERIES B-DL COMMON STOCK. Each share of CANDU Series B-DL Common Stock which is issued and outstanding at the Effective Time shall be converted into the right to receive one validly issued, fully paid and non-assessable share of Series B-DL Common Stock, par value $0.001 per share, of the Surviving Corporation.

         D. CANDU SERIES B-NW COMMON STOCK. Each share of CANDU Series B-NW Common Stock which is issued and outstanding at the Effective Time shall be converted into the right to receive one validly issued, fully paid and non-assessable share of Series B-NW Common Stock, par value $0.001 per share, of the Surviving Corporation.

         E. CANDU SERIES B-UA COMMON STOCK. Each share of CANDU Series B-UA Common Stock which is issued and outstanding at the Effective Time shall be converted into the right to receive one validly issued, fully paid and non-assessable share of Series B-UA Common Stock, par value $0.001 per share, of the Surviving Corporation.

         F. SURVIVING CORPORATION COMMON STOCK. Each share of Orbitz Common Stock which is issued and outstanding at the Effective Time shall be converted into the right to receive one validly issued, fully paid and non-assessable share of Class C Common Stock, par value $0.001 per share, of the Surviving Corporation.

         G. ORBITZ SERIES A PREFERRED STOCK. Each share of Orbitz Series A Preferred Stock which is issued and outstanding at the Effective Time shall automatically be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

         9. APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Orbitz and CANDU capital stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of
Section 262 of the DGCL ("Section 262") shall not be converted into right to receive the merger consideration applicable to such class or series of stock as provided in Section 8, but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall automatically be canceled and shall cease to exist or be outstanding, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease to exist and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the merger consideration applicable to such class or series of stock as provided in
Section 8. CANDU shall serve prompt notice to Orbitz of any demands for appraisal of any shares of CANDU capital stock, and Orbitz shall have the right to participate in and, subject to applicable law, direct all negotiations and

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proceedings with respect to such demands. CANDU shall not, without the prior written consent of Orbitz, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

         10. STOCK OPTION PLAN. At the Effective Time, Orbitz will assume the 2002 Plan, and shall take action necessary to issue options under the 2002 Plan (the "Substitute Options") in substitution for the options to purchase Orbitz Common Stock set forth on EXHIBIT C which are outstanding under the 2000 Plan at the Effective Time (the "Orbitz Options") in accordance with Section 14(c) of the 2000 Plan. Upon issuance of the Substitute Options, all of the Orbitz Options listed on EXHIBIT C shall be cancelled and shall have no further effect. The individuals named on EXHIBIT D hereto, shall vest according to the schedule set forth on EXHIBIT D hereto (which such vesting shall reflect the individuals vesting under the Orbitz Options through the Effective Time and shall in all other respects reflect the vesting of such individual in the Orbitz Options), and shall have an option exercise price of $2.32 per share. The 2002 Plan shall be amended to reflect its assumption by Orbitz and the substitution of Class C Common Stock of the Surviving Corporation as being issuable upon exercise of options, stock purchase rights or stock appreciation rights thereunder.

         11. CERTIFICATE OF MERGER. CANDU and Orbitz agree that they will cause to be executed and filed and recorded any document or documents including, but not limited to, a Certificate of Merger, substantially in the form attached hereto as EXHIBIT E (the "Certificate of Merger"), prescribed by the laws of the State of Delaware and, if necessary, the laws of any other State, and that they will cause to be performed all necessary acts within the State of Delaware and elsewhere to effectuate the Merger.

         12. TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of CANDU or the Board of Directors of Orbitz if either such Board of Directors should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither CANDU nor Orbitz nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

         13. AMENDMENT. At any time prior to the Effective Time, this Agreement may, to the extent permitted by the DGCL, be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties to this Agreement.

         14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

         16. ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior

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agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                            [Signature Page Follows]



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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be signed by their respective duly authorized officers as of the date first above written.



                                                  CANDU, INC.,
                                                  a Delaware corporation

                                                  By:  /s/ Gary R. Doernhoefer
                                                     ---------------------------
                                                  Name:  Gary R. Doernhoefer
                                                  Title: Secretary


                                                  ORBITZ, INC.,
                                                  a Delaware corporation

                                                  By:   /s/ Jeffrey Katz
                                                     ---------------------------
                                                  Name:  Jeffrey Katz
                                                  Title: Chief Executive Officer